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                                                               EXHIBIT NO. 10.33

                            EXECUTIVE SEVERANCE AGREEMENT
                          WITH RESPECT TO CHANGE OF CONTROL
                                       BETWEEN
                             BRAUNS FASHIONS CORPORATION
                                         AND
                                   ANDREW K. MOLLER


     THIS EXECUTIVE SEVERANCE AGREEMENT is effective as of March 1, 2000, by and between Brauns Fashions Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation") and Andrew K. Moller ("Executive").


                                     ARTICLE 1
                                     EMPLOYMENT

     1.1 The Corporation hereby employs Executive, and Executive agrees to work for the Corporation as Chief Financial Officer and to perform such related duties as are assigned to him from time to time by the Chief Executive Officer of the Corporation. Executive's employment with the Company is "at will" meaning that Executive or the Corporation will be entitled to terminate Executive's employment at any time for any reason, with or without Cause (as defined below).


                                     ARTICLE 2
                                    DEFINITIONS

     2.1 "Cause" shall mean (i) any fraud, misappropriation or embezzlement by Executive in connection with the business of the Corporation, (ii) any conviction of a felony or a gross misdemeanor by Executive that has or can reasonably be expected to have a detrimental effect on the Corporation, (iii) any gross neglect or persistent neglect by Executive to perform the duties assigned to him hereunder or any other act that can be reasonably expected to cause substantial economic or reputational injury to the Company or (iv) any material breach of Section 3 of this Agreement, provided that the existence of such neglect or material breach shall be determined by the written agreement of the majority of the directors. Provided further that in connection with an event described in Section 2.1(iii) above, Executive shall first have received a written notice from the Corporation which sets forth in reasonable detail the manner in which Executive has grossly or persistently neglected his duties and Executive shall have a period of ten (10) days to cure the same, but the Corporation shall not be required to give written notice of, nor shall Executive have a period to cure, the same or any similar gross or persistent neglect or material breach which the Corporation has previously given written notice to Executive hereunder and Executive has cured such neglect or breach.

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     2.2  A "Change of Control" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a consolidation or a merger having the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions other than in the ordinary course of business of the Corporation) of all, or substantially all, of the assets of the Corporation to any corporation, person or other entity which is not a direct or indirect wholly-owned subsidiary of the Corporation, or (ii) any person, group, corporation or other entity (collectively, "Persons") shall acquire beneficial ownership (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated hereunder) of 50% or more of the Corporation's outstanding common stock.

     2.3 "Confidential Information" means any information that is not generally known, including trade secrets, outside the Corporation and that is proprietary to the Corporation, relating to any phase of the Corporation's existing or reasonably foreseeable business which is disclosed to Executive during Executive's employment by the Corporation including information conceived, discovered or developed by Executive. Confidential Information includes, but is not limited to, business plans; financial statements and projections; operating forms (including contracts) and procedures; payroll and personnel records; marketing materials and plans; proposals; supplier information; customer information; software codes and computer programs; customer lists; project lists; project files; training manuals; policies and procedures manuals; health and safety manuals; target lists for new stores and information relating to potential new store locations; price information and cost information; administrative techniques or documents or information that is designated by the Corporation as "Confidential" or similarly designated.


                                     ARTICLE 3
                    CONFIDENTIAL INFORMATION AND TRADE DOCUMENTS

     3.1 Unless authorized in writing by the Corporation, Executive will not directly or indirectly divulge, either during or after the term of his employment, or until such information becomes generally known, to any person not authorized by the Corporation to receive or use it any Confidential Information for any purpose whatsoever.

     3.2 All documents or other tangible property relating in any way to the business of the Corporation which are conceived by Executive or come into his possession during his employment shall be and remain the exclusive property of the Corporation and Executive agrees to return all such documents and tangible property to the Corporation upon termination of his employment, or at such earlier time as the Corporation may request of Executive.

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                                     ARTICLE 4
                                 CHANGE OF CONTROL

     4.1 If a Change of Control shall occur, the Executive shall be entitled to receive from the Corporation or its successor the full base salary of Executive under this Agreement for one (1) year in one cash installment. This payment shall be made by the Corporation within ten (10) business days of consummating the terms and conditions of the transaction which give rise to the Change of Control in which such employment was terminated.

     4.2 If a Change of Control shall occur during the term of this Agreement, all unvested rights to purchase stock under outstanding stock options held by Executive shall vest immediately for the benefit of the Executive and the Board of Directors will use its reasonable efforts to register such shares under the Securities Act of 1933, as amended, if necessary.

     4.3 If a Change of Control shall occur during the term of this Agreement, Executive shall be entitled to twelve (12) months of continuation of health insurance benefits.


                                     ARTICLE 5
                                "AT WILL" EMPLOYMENT

     5.1 The Corporation may terminate the Executive's employment at any time and at such time all compensation and benefits provided to Executive under this Agreement shall immediately cease, subject to applicable employment laws and regulations.


                                     ARTICLE 6
                                     ASSIGNMENT

     6.1 The Corporation shall not have the right to assign this Agreement to its successors or assigns without the written consent of the Executive; provided, however, the Corporation shall have the right to assign this Agreement to any subsidiary, and all covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.

     6.2 The terms "successors" and "assigns" shall include any corporation which buys all or substantially all of the Corporation's assets, or a controlling portion of its stock, or with which it merges or consolidates.

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                                     ARTICLE 7
                      FAILURE TO DEMAND PERFORMANCE AND WAIVER

     7.1 The Corporation's failure to demand strict performance and compliance with any part of this Agreement during the Executive's employment shall not be deemed to be a waiver of the Corporation's rights under this Agreement or by this operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.


                                     ARTICLE 8
                                  ENTIRE AGREEMENT

     8.1 The Corporation and Executive acknowledge that this Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Agreement supersedes any prior agreements or understandings, if any, between the Corporation and Executive, whether written or oral. The parties further agree that no modifications of this Agreement may be made except by means of a written agreement or memorandum signed by the parties.


                                     ARTICLE 9
                                   GOVERNING LAW

     9.1 The parties acknowledge that the Corporation's principal place of business is located in the State of Minnesota. The parties hereby agree that this Agreement shall be construed in accordance with the internal laws of the State of Minnesota without regard to the conflict of laws thereof.

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     IN WITNESS WHEREOF, the Corporation has hereunto signed its name and the
Executive hereunder has signed his name, all as of the day and year first above written.


                                   BRAUNS FASHIONS CORPORATION



/s/ Joseph Pennington              By:     /s/ William J. Prange
--------------------------            ------------------------------------------
Witness                                 Its:      CEO
                                               ---------------------------------

                                   EXECUTIVE



/s/ Joseph Pennington                 /s/ Andrew K. Moller
------------------------------     ---------------------------------------------
Witness                            Andrew K. Moller



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